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                                                                      EXHIBIT 21



                         Subsidiaries of the Registrant

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
                                                                      Jurisdiction of Incorporation
Name                                   Form of Organization           or Organization
----                                   --------------------           -----------------------------
Neodata Services Limited               Corporation                    Republic of Ireland

Sarsfield Systems Limited              Corporation                    Republic of Ireland

Neodata Creative Services, Inc.        Corporation                    Delaware

Lacek Systems and Software, Inc.       Corporation                    Minnesota

Lacek Travel Services, Inc.            Corporation                    Minnesota

World Class Travel Assoc., Inc.        Corporation                    Minnesota

The Lacek Group, Inc. - Korea          Joint Venture                  Korea

The Lacek Group PTY Limited            Corporation                    Australia
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